UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

PERSHING SQUARE TONTINE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-39396	85-0930174
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

787 Eleventh Avenue, Ninth Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-3700

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PSTH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $23.00	PSTH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has historically accounted for its distributable redeemable warrants, sponsor warrants, director warrants, forward purchase agreement and director forward purchase agreement as equity. On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Statement”), which clarified guidance for all SPAC-related companies regarding the accounting and reporting for warrants.

On May 24, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management and consideration of the Staff’s views as set forth in the SEC Statement, that the Company’s financial statements for the periods beginning with the period from May 4, 2020 (inception) through December 31, 2020 (the “Non-Reliance Period”) should no longer be relied upon due to a misapplication of the guidance with respect to accounting for the Company’s distributable redeemable warrants, sponsor warrants, director warrants, forward purchase agreement and director forward purchase agreement, each of which, the Company has determined in light of the SEC Statement, should be presented as liabilities with subsequent fair value measurement. In the process of evaluating the accounting for these matters, the Audit Committee of the Board of Directors of the Company also determined it was necessary to restate the Company’s financial statements for the Non-Reliance Period to classify all Class A Common Stock of the Company as a component of temporary equity.

Press releases, earnings releases, and investor presentations or other communications describing the Company’s financial statements and other related financial information covering the Non-Reliance Period should no longer be relied upon. In addition, the audit report of the Company’s current independent registered public accounting firm, Marcum LLP (“Marcum”), included in the Company’s Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2020, as filed on March 31, 2021 with the SEC, should no longer be relied upon.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum. Marcum was provided with a copy of the disclosures made herein and was given the opportunity, no later than the day of the filing of this Current Report on Form 8-K, to review these disclosures.

As a result, the Company will restate its historical financial results for the Non-Reliance Period to reflect the change in accounting treatment in its Form 10-K by filing an amendment thereto and in its Quarterly Report on Form 10-Q, when filed, for the three months ended March 31, 2021.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ Michael Gonnella
Michael Gonnella
Title: Chief Financial Officer